As filed with the Securities and Exchange Commission on June 5, 2007.
Registration No. 33-42942

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
AKTIEBOLAGET SKF
(Exact name of Registrant as specified in its charter)

SKF Incorporated
(Translation of Registrant’s name into English)

Kingdom of Sweden (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

S-415 50
Gothenburg, Sweden
 (Address Registrant’s principal executive offices)

SKF USA Inc.
Pre-Tax Accumulation of Capital
for Employees Plan
(Full title of the plan)

NAME
SKF USA Inc.
1111 Adams Avenue
Norristown, Pennsylvania 19403-2403
(610) 320-2800
(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848-7171

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 to Registration Statement on Form S-8, Registration No. 33-42942 (the “Registration Statement”), is being filed to deregister certain Unrestricted B Shares (the “Shares”) of SKF Incorporated (the “Registrant”) that were registered for issuance to employees of the Registrant pursuant to, the SKF USA Inc. Pre-Tax Accumulation of Capital for Employees Plan (the “Plan”). The Registration Statement registered 1,000,000 Shares issuable pursuant to the Plan. In connection with the Registrant’s suspension of duty to file reports under Section 13 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gothenburg, Sweden, and in Norristown, Pennsylvania, U.S.A. on May 29, 2007.

AKTIEBOLAGET SKF

By: /s/ Carina Bergfelt
Name: Carina Bergfelt
Title: General Counsel

By: /s/ Tore Bertilsson
Name: Tore Bertilsson
Title: Chief Financial Officer

AKTIEBOLAGET SKF Authorized U.S. Representative

By: /s/ Bo Bergqvist
Name: Bo Bergqvist
Title: VP Finance